EXHIBIT 23.3

Pat Akers
Vice President
Surface Mining/Financial Services

CONSENT OF NORWEST CORPORATION

February 14, 2018

To whom it may concern:

Subject: Warrior Met Coal, Inc.

Dear Madam or Sir:

Norwest Corporation is an independent geologic and mining consultancy engaged in mineral resource analysis and mine planning since 1979. We consent to the use by Warrior Met Coal, Inc. (the “Company”) in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), and any amendments thereto, and to the incorporation by reference in the Company’s Registration Statement on Form S-8 (No. 333-217389) of information contained in our report dated January 12, 2018 relating to certain proven and probable coal reserves of the Company in the Annual Report. We hereby further consent to the use of our name in those filings and any amendments thereto.

Yours Sincerely,

NORWEST CORPORATION

/s/ Pat Akers
Pat Akers
Vice President

136 East South Temple, 12th Floor • Salt Lake City, Utah 84111 USA • Tel 801.539.0044 • USA 800.266.6351 • Fax 801.539.0055 • www.norwestcorp.com
SALT LAKE CITY / CALGARY / DENVER / VANCOUVER / SASKATOON / GRAND JUNCTION / CHARLESTON WV